SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

check the appropriate box:

     [X]  Preliminary Proxy Statement
     [  ] Confidential, for Use of the Commission Only
          (as permitted by Rule 14a-6(e)(2))
     [  ] Definitive Proxy Statement
     [  ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                    Summit Mutual Funds, Inc.
                    -------------------------
         (Name of Registrant as Specified in its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check appropriate box):

     [X]  No fee required
     [  ] Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11.

          1) Title of Each class of securities to which transaction applies:

     __________________________________________________________

          (2) Aggregate number of securities to which transaction applies:

     __________________________________________________________

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
          Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     __________________________________________________________

          (4) Proposed maximum aggregate value of transaction:
     __________________________________________________________

          (5) Total fee paid:
     __________________________________________________________

     [  ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:
     __________________________________________________________

         (2) Form, Schedule or Registration No.:
     __________________________________________________________

         (3) Filing Party:
     __________________________________________________________

         (4) Date Filed:
     __________________________________________________________

                    SUMMIT MUTUAL FUNDS, INC.

                        _____________, 2002


Dear Shareholder:

     The attached proxy statement relates to a special meeting of shareholders of the Money MarketFund (the "Fund") of Summit
Mutual Funds, Inc. (the "Company").

     The proxy statement seeks approval of a new subadvisory agreement (the "Subadvisory Agreement") between Summit Investment Partners, Inc. (the "Adviser") and Deutsche Investment Management (Americas) Inc. ("Deutsche") relating to investment management of the Fund.

Because the Subadvisory Agreement is identical to the subadvisory agreement currently in place, it would have no impact on the investment advisory fees paid by the Fund. Shareholder approval of the Subadvisory Agreement is being sought solely because there will soon be a change in control of Scudder that will cause the prior subadvisory agreement to terminate automatically.

     The Board of Directors of the Company recommends a vote FOR approval of the Subadvisory Agreement. The Board of Directors believes that the change in control of Scudder should not affect its ability to manage the Fund's investments and that it is appropriate to approve the continued management of those investments by the entity that acquires Scudder. The attached proxy materials provide more information about the proposed approval of the Subadvisory Agreement. After reviewing those materials, please complete, date, and sign your proxy card and return it in the enclosed postage prepaid envelope today.

                              Very truly yours,


                              Steven R. Sutermeister
                              President
                              Summit Mutual Funds, Inc.

                  SUMMIT MUTUAL FUNDS, INC.

                         NOTICE OF
               SPECIAL MEETING OF SHAREHOLDERS
                 TO BE HELD ON April 8, 2002

To The Shareholders:

     A special meeting of shareholders of the Money Market Fund (the "Fund") of Summit Mutual Funds, Inc. (the "Company") will be held on Monday, April 8, 2002, at 9:00 a.m., Eastern Time, at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio, 45202, for the purpose of approving a new subadvisory agreement (the "Subadvisory Agreement") between Summit Investment Partners, Inc. (the "Adviser") and Deutsche Investment Management Americas, Inc. ("Deutsche"), a subsidiary of Deutsche Asset Management, relating to investment management of the Fund by Deutsche.

     You are entitled to vote the shares of the Fund that you owned at the close of business on _________, 2002. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.
ALL PROPERLY EXECUTED PROXY CARDS MUST BE RECEIVED BY _____ P.M., EASTERN TIME, ON _______________, 2002.


                           By Order of the Board of Directors,



                           John F. Labmeier
                           Secretary
                           Summit Mutual Funds, Inc.
_______________, 2002
Cincinnati, Ohio


---------------------------------------------------------------
|                    YOUR VOTE IS IMPORTANT
|              NO MATTER HOW MANY SHARES YOU OWN

|  Please indicate your voting instructions on the enclosed    |
|  proxy card, sign and date the card, and return it in the    |
|  envelope provided.  We ask your cooperation in returning    |
| your proxy card promptly. Unless proxy cards submitted by | | corporations and partnerships are signed by the appropriate | | person(s) as indicated in the voting instructions on the |
|  proxy card, they will not be voted.                         |
---------------------------------------------------------------

                 SUMMIT MUTUAL FUNDS, INC.

                    1876 Waycross Road
                  Cincinnati, Ohio 45240
               (Toll Free) 1-800-____-_____

                         ___________

                      PROXY STATEMENT

              Special Meeting of Shareholders
                       April 8, 2002
                         9:00 a.m.

                    VOTING INFORMATION

     This Proxy Statement is being furnished to shareholders of the Money Market Fund (the "Fund") of Summit Mutual Fund, Inc. (the "Company") in connection with the solicitation of proxies from shareholders of the Company by the Board of Directors of the Company (the "Board") for use at a special meeting of shareholders of the Company to be held on Monday, April 8, 2002, at 9:00 a.m., Eastern Time (the "Meeting"), and at any adjournment of the Meeting. This Proxy Statement will be mailed to shareholders on or about ___, 2002.


PROXY PROCEDURES. The Board has fixed the close of business on _______________, 2002 as the record date. A majority of the shares outstanding of the Fund represented in person or by proxy, must be present for the transaction of business for the Fund at the Meeting. If a quorum is not present at the Meeting or a quorum is present but sufficient votes to approve the proposals set forth in this Proxy Statement are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR any proposal in favor of such an adjournment and will vote those proxies required to be voted AGAINST any proposal in opposition of such an adjournment. A shareholder vote may be taken on a proposal in this Proxy Statement prior to any such an adjournment if a quorum is present, sufficient votes have been received, and it is otherwise appropriate.

     Each outstanding full share of the Fund is entitled to one vote, and each outstanding fractional share thereof is entitled to a proportionate fractional share of one vote. If a proposal is not approved by the requisite vote of shareholders of the Fund, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Abstentions will be counted as shares present for purposes of determining whether a quorum is present but will not be voted for or against any proposal or adjournment of the Meeting. Accordingly, abstentions effectively will be a vote against adjournment or against a proposal. Abstentions will not be counted, however, as votes cast for purposes of determining whether sufficient votes have been received to approve a proposal. The individuals named as proxies on the enclosed proxy card will vote in accordance with your directions as indicated on that proxy card, if it is received properly executed by you or by your duly appointed agent or attorney-in-fact, by _____ p.m., Eastern Time, on _______________, 2002. If you sign, date and return the proxy card, but give no voting instructions, your shares will be voted in favor of approving the Subadvisory Agreement. Participating insurance companies will vote the interests of any variable contract owners from whom they receive no voting instructions in the same proportion as those for which they do receive timely instructions. In addition, if you sign, date and return the proxy card, but give no voting instructions, the duly appointed proxies may, in their discretion, vote upon any other matters that may come before the Meeting. The proxy card may be revoked by giving another proxy or by letter or telegram revoking the initial proxy. To be effective, revocation must be received by the Company prior to the Meeting and must indicate your name and account number. If you attend the Meeting in person, you may, if you wish, vote by ballot at the Meeting, thereby canceling any proxy previously given.

The cost of the solicitation of proxies will be borne by Deutsche. Proxies will be solicited by mail. Proxies may be revoked at any time before they are voted.

ELIGIBLE VOTERS.  Only shareholders of the Fund may vote.

REPORTS. Copies of the Company's most recent annual and semi-annual reports, including financial statements, have previously been delivered to shareholders. Shareholders may request copies of these reports, without charge, by writing to the Fund's Principal Underwriter, Carillon Investments, Inc., 1876 Waycross Road, Cincinnati, Ohio 45240, or by calling toll-free 1-800-____-
______________.

OUTSTANDING SHARES.  As of March 15, 2002, the Fund had
_______________ shares of common stock outstanding.

Principal Shareholders. As of March 15, 2002, the following persons owned more than 5% of the outstanding shares of the Fund. This level of share ownership is considered to be a "principal shareholder" relationship with the Fund under the Investment Company Act of 1940, as amended (the "1940 Act"). Shares that are owned "of record" are held in the name of the person indicated, but may be held for the benefit of other persons (such as variable contract holders). Shares that are owned "beneficially" are held in another name, but the owner has the full economic benefit of ownership of those shares:

                                                    Percent of Fund
Owner                                Basis of Ownership         shares owned
The Union Central
Life Insurance Company
("Union Central")



IT IS ANTICIPATED THAT UNION CENTRAL WILL HAVE VOTING CONTROL OF
THE FUND AND CONSEQUENTLY COULD APPROVE THE SUBADVISORY
AGREEMENT, REGARDLESS OF THE VIEWS OF OTHER SHAREHOLDERS.

                            THE PROPOSAL

    APPROVAL OF A NEW SUBADVISORY AGREEMENT BETWEEN SUMMIT
    INVESTMENT PARTNERS, INC. AND DEUTSCH RELATING TO
    INVESTMENT MANAGEMENT OF THE FUND

     Zurich Scudder Investments, Inc. ("Scudder") acts as the subadviser to the Fund pursuant to a subadvisory agreement entered into by the Adviser and Scudder (the "Current Subadvisory Agreement"). On December 3, 2001, Zurich Financial Services ("Zurich Financial"), which through subsidiaries currently owns a majority of the common stock of Scudder, entered into a Transaction Agreement with Deutsche Bank AG ("Deutsche Bank"). The Transaction Agreement contemplates that the Zurich Financial entities currently owning a majority of Scudder's common stock will acquire the balance of the common stock of Scudder so that the Zurich Financial entities as a group comprise the sole stockholder of Scudder. Deutsche Bank will then acquire 100% of Scudder, not including certain U.K. operations (known as Threadneedle Investments), from the Zurich Financial entities. Following this transaction, Scudder will become part of Deutsche Asset Management, the marketing name in the U.S. for the asset management activities of Deutsche Bank and certain of its subsidiaries. The foregoing is referred to as the "Transaction."

     Deutsche Bank, a global financial institution, manages, directly and through its wholly owned subsidiaries, more than $500 billion in assets (as of December 31, 2001), including approximately $53 billion in assets in open- and closed-end investment company assets managed in the United States. Consummation of the Transaction would constitute an "assignment," as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the Current Subadvisory Agreement. As required by the 1940 Act, the Current Subadvisory Agreement provides for its automatic termination in the event of its assignment. In anticipation of the Transaction, a new subadvisory agreement between the Adviser and Scudder is being proposed for approval by shareholders of the Fund (the "Subadvisory Agreement"). The form of the Subadvisory Agreement is attached hereto as Exhibit A. THE TERMS OF THE SUBADVISORY AGREEMENT ARE IDENTICAL TO THOSE OF THE CURRENT SUBADVISORY AGREEMENT. The material terms of the Subadvisory Agreement are described under "Description of the Subadvisory Agreement" below. In the event that the Transaction does not, for any reason, occur, the Current Subadvisory Agreement will continue in effect in accordance with its terms. The information set forth in this Proxy Statement and any accompanying materials concerning the Transaction, the Transaction Agreement, Zurich Financial, Deutsche Bank and their respective affiliates, has been provided to the Company by Zurich Financial and Deutsche Bank.


BOARD APPROVAL AND RECOMMENDATION

     On March 1, 2002, the Company's Board of Directors, including each director who is not an "interested person" (an "Interested Person") of the Adviser, Scudder, Deutsche Bank or the Company within the meaning of the 1940 Act (each is referred to as an "Independent Director"), voted unanimously to approve the Subadvisory Agreement and to recommend its approval to shareholders. For information about the Boards' deliberations and the reasons for their recommendation, please see "Board Considerations" below.

THE BOARD UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE IN
FAVOR OF THE APPROVAL OF THE SUBADVISORY AGREEMENT.

INFORMATION CONCERNING THE TRANSACTION, DEUTSCHE BANK, AND
SCUDDER

DESCRIPTION OF THE TRANSACTION

     On December 3, 2001, the majority owners of Scudder entered into a Transaction Agreement with Deutsche Bank. Under the Transaction Agreement, Deutsche Bank will acquire 100% of Scudder, not including certain U.K. operations (known as Threadneedle Investments), for approximately $2.5 billion. Following this Transaction, it is proposed that Scudder will change its name to Deutsche Investment Management (Americas) Inc. ("Deutsche") and will become part of Deutsche Asset Management, expected to be the world's fourth largest asset management firm based on assets under management. The Transaction will take place in three steps:

* First, in a merger pursuant to a separate Merger Agreement, the Zurich Financial entities that now own approximately 82% of Scudder's common stock will acquire the approximately 18% of Scudder's common stock now owned by Scudder's employee and retired employee stockholders. The employee and retired employee stockholders will receive cash for their shares, and the Security Holders Agreement among the current Scudder stockholders will terminate.

* Second, Scudder will transfer its ownership interest in Threadneedle Investments to the Zurich Financial entities that will then own 100% of Scudder's common stock. As a result, Threadneedle Investments will no longer be a part of Scudder.

* Finally, the Zurich Financial entities will sell 100% of the common stock of Scudder to Deutsche Bank for $2.5 billion, subject to certain adjustments. In connection with the Transaction, Zurich Financial has also agreed to acquire Deutsche Bank's European insurance businesses for EUR 1.5 billion; Deutsche Bank has agreed to acquire Zurich Financial's German and Italian asset management businesses in exchange for a financial agent network and a real estate and mutual fund consulting business owned by Deutsche Bank; and Deutsche Bank and Zurich Financial have entered into a broad strategic cooperation agreement. Information about Deutsche Bank is provided below under "Deutsche Bank." The Transaction by which Deutsche Bank intends to acquire Scudder is subject to a number of conditions that are contained in the Transaction Agreement, including the approval of clients, including the Fund, representing at least 80% of Scudder's assets under management as of June 30, 2001. In addition, these conditions include, among others, the receipt of all material consents, approvals, permits and authorizations from appropriate governmental entities; the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the Transaction; that certain key agreements relating to the strategic partnership between Deutsche Bank and Zurich Financial are in full force and effect and all of the conditions in those agreements have been satisfied or waived; the representations and warranties of the parties to the Transaction are true and correct with such exceptions as would not have a material adverse effect on Scudder; the parties to the Transaction have performed in all material respects all obligations and covenants that they are required to perform; and the parties to the Transaction have delivered appropriate certificates and resolutions as to the authorizations in connection with the Transaction. The Transaction is expected to close early in the second quarter of 2002. Under the Transaction Agreement and the Merger Agreement, Scudder and its majority owners have agreed that they will, and will cause each of Scudder's subsidiaries engaged in the investment management business to, use their reasonable best efforts to ensure the satisfaction of the conditions set forth in
Section 15(f) of the 1940 Act, as discussed under "Board Considerations," below. Information regarding Scudder's current business, including its stockholders, directors and officers is described below

DEUTSCHE BANK

Deutsche Bank is a leading integrated provider of financial services to institutions and individuals throughout the world.
It is organized in Germany and is a publicly traded entity. Its shares trade on many exchanges including the New York Stock Exchange and Xetra (German Stock Exchange). It is engaged in a wide range of financial services, including retail, private and commercial banking, investment banking and insurance. Deutsche Bank has combined all of its investment management businesses to form Deutsche Asset Management which, as of December 31, 2001, had more than $231 billion in assets under management. Deutsche Asset Management acts as investment manager to 96 U.S. open- and closed-end investment companies, which in the aggregate had $53 billion in assets as of December 31, 2001. Deutsche Asset Management is comprised of several entities that are separately incorporated and registered as investment advisers. As proposed, Scudder will for the immediate future remain a separate entity within the Deutsche Asset Management group. Deutsche Bank intends to utilize a dual employee structure to integrate Scudder into Deutsche Asset Management. After the Transaction, Deutsche Bank will guarantee the obligations of Scudder to the Company and other funds managed by Scudder.

As discussed above, following the Transaction, Deutsche (formerly "Scudder") will be a part of Deutsche Asset Management, which is part of the broader Private Client and Asset Management ("PCAM") group at Deutsche Bank. At that time, Thomas Hughes will continue to be the President of Deutsche Asset Management and the Chief Executive Officer of PCAM Americas Region. Edmond D. Villani will join the existing Deutsche Asset Management Global Executive Committee, as well as serve on the Americas leadership team. Mr. Villani is the President and Chief Executive Officer of Scudder. Following the Transaction, 100% of the outstanding voting securities of Scudder will be held by Deutsche Bank.

SCUDDER

Zurich Scudder Investments, Inc., located at 345 Park Avenue, New York, New York 10154, is one of the largest and most experienced investment management firms in the United States. It was established as a partnership in 1919 and restructured as a Delaware corporation in 1985. Its first fund was launched in 1928. As of December 31, 2001, Scudder had approximately $328 billion in assets under management. The principal source of Scudder's income is professional fees received from providing continuing investment advice. Scudder provides investment counsel for many individuals and institutions, including insurance companies, endowments, industrial corporations and financial and banking organizations.

As of December 31, 2001, the outstanding securities of Scudder are held of record as follows: 1.31% by Zurich Insurance Company, 54 Thompson Street, Third Floor, New York, New York 10012; 37.78% and 16.06% by Zurich Holding Company of America ("ZHCA"), 1400 American Lane, Schaumburg, Illinois, 60196 and Zurich Financial Services (UKISA) Limited, 22 Arlington Street, London SW1A, 1RW United Kingdom, respectively, each a wholly owned subsidiary of Zurich Insurance Company; 27.14% by ZKI Holding Corporation ("ZKIH"), 222 South Riverside Plaza, Chicago, Illinois 60606, a wholly owned subsidiary of ZHCA; 13.91% by Stephen R. Beckwith, Lynn S. Birdsong, Kathryn L. Quirk and Edmond D. Villani in their capacity as representatives (the "Management Representatives") of Scudder's employee and retired employee stockholders pursuant to a Second Amended and Restated Security Holders Agreement among Scudder, Zurich Insurance Company, ZHCA, ZKIH, the Management Representatives, the employee stockholders, the retired employee stockholders and Edmond D. Villani, as trustee of Zurich Scudder's Executive Defined Contribution Plan Trust (the "Plan Trust"); and 3.80% by the Plan Trust.

On October 17, 2000, the dual holding company structure of Zurich Financial Services Group was unified under a single Swiss holding company called Zurich Financial Services, Mythenquai 2, 8002 Zurich, Switzerland. Zurich Insurance Company is an indirect wholly owned subsidiary of Zurich Financial. The transaction did not affect Zurich Insurance Company's ownership interest in Scudder or Scudder's operations.

The names and principal occupations of the principal executive officers and directors of Scudder are shown below.

DIRECTORS AND OFFICERS OF SCUDDER

Steven M. Gluckstern, 105 East 17th Street, Fourth Floor, New
York, New York 10003. Chairman of the Board and Director,
Scudder. Chief Executive Officer, Zurich Global Assets LLC.

Edmond D. Villani, 345 Park Avenue, New York, New York 10154.
President, Chief Executive Officer and Director, Scudder.
Managing Director, Scudder.

Kathryn L. Quirk, 345 Park Avenue, New York, New York 10154.
General Counsel, Chief Compliance Officer, Chief Legal Officer and Secretary, Scudder. Managing Director, Scudder.

Farhan Sharaff, 345 Park Avenue, New York, New York 10154. Chief
Investment Officer, Scudder. Managing Director, Scudder.

Chris C. DeMaio, 345 Park Avenue, New York, New York 10154.
Treasurer, Scudder. Managing Director, Scudder.

Nicholas Bratt, 345 Park Avenue, New York, New York 10154.
Corporate Vice President and Director, Scudder. Managing
Director, Scudder.


Lynn S. Birdsong, 345 Park Avenue, New York, New York, 10154.
Corporate Vice President and Director, Scudder. Managing
Director, Scudder.

Laurence W. Cheng, 54 Thompson Street, New York, New York 10012.
Director, Scudder. Chairman and Chief Executive Officer, Capital
Z Management, LLC.

Martin Feinstein, 4680 Wilshire Boulevard, Los Angeles,
California 90010.  Director, Scudder. Chairman of the Board,
President and Chief Executive Officer, Farmers Group, Inc.

Gunther Gose, Mythenquai 2, P.O. Box CH-8022, Zurich,
Switzerland. Director, Scudder. Chief Financial Officer, Zurich
Financial.

Certain senior executives of Scudder are expected to take positions at Deutsche Asset Management, including Edmond D. Villani, Scudder's President and Chief Executive Officer, who is expected to join the existing Deutsche Asset Management Global Executive Committee, as well as serve on the Americas leadership team. Deutsche Bank has represented that it does not anticipate that the Transaction will have any adverse effect on Scudder's ability to fulfill its obligations under the Subadvisory Agreement or on its ability to operate its businesses in a manner consistent with its current practices.

Edmond Villani, Nicholas Bratt and Lynn Birdsong, each a director of Scudder, are parties to employment agreements with Scudder, entered into in 1997 when Scudder was acquired by Zurich Financial, which would provide each executive, if his employment is terminated by Scudder without cause or by the executive for good reason, with a severance payment equal to two times the sum of his base salary and the higher of his two most recent annual bonuses, in the case of Messrs. Villani and Bratt, and equal to the sum of his base salary and the higher of his two most recent annual bonuses, in the case of Ms. Birdsong. In addition, Messrs. Villani and Bratt and Ms. Birdsong are participants in the Zurich Scudder Investments Supplemental Employee Retirement Plan, the Zurich Scudder Investments Excess Retirement Plan, the Zurich Scudder Investments Long-Term Incentive Plan, the Zurich Scudder Investments Executive Defined Contribution Plan, the Zurich Scudder Investments Special Incentive Compensation Plan and the Zurich Scudder Investments Supplemental Profit Sharing Plan (collectively, the "Plans").

Pursuant to the terms of each of the Zurich Scudder Investments Supplemental Employee Retirement Plan, Zurich Scudder Investments executive defined contribution plan and Zurich Scudder Investments Special Incentive Compensation Plan, upon consummation of the Transaction, the respective accounts of each participant in such Plans will become fully vested to the extent that such amounts were not vested prior to the consummation of the Transaction.

Scudder informed the Fund that as of December 31, 2001, Scudder shared power to vote and dispose of 1,634,248 shares of Deutsche Bank common stock (approximately 0.26 of 1% of the shares outstanding). All of those shares were held by various investment companies managed by Scudder. On that date, Scudder also shared power to vote and/or dispose of other securities of Deutsche Bank and its affiliates, some of which were also held by various investment companies managed by Scudder. To the extent required by the 1940 Act, prior to, or within a reasonable time after the Transaction, Scudder will dispose of the Deutsche Bank (and affiliates') securities held by various investment companies managed by Scudder, and Deutsche Bank will pay the transactional costs associated with such disposition.

BOARD CONSIDERATIONS

On March 1, 2002, the Board, including all of the Independent Directors, met to consider approval of the Subadvisory Agreement, the terms of which are identical to the Current Subadvisory Agreement. The Board was provided information about the general corporate structure of Deutsche Bank, the background of certain key employees of Deutsche Bank and Scudder's views on the proposed acquisition. The Board, including the Independent Directors, carefully reviewed the materials presented by Deutsche Bank and Scudder. As a result of their review and consideration of the Transaction and the proposed Subadvisory Agreement, at a meeting on March 1, 2002, the Board voted unanimously to approve the Subadvisory Agreement and to recommend it to the shareholders of the Fund for their approval.

In connection with its review, the Board obtained substantial information regarding: the management, financial position and business of Deutsche Bank; the history of Deutsche Bank's business and operations; the investment performance of the investment companies advised by Deutsche Asset Management; the proposed structure, operations and investment processes of the combined investment management organization after the Transaction; and the future plans of Deutsche Bank and Scudder with respect to Scudder's affiliated entities and the Fund. The Board also received information regarding the terms of the Transaction, anticipated management of the combined organization, the resources that Deutsche Bank intends to bring to the combined organization and the process being followed by Deutsche Bank and Scudder to integrate their organizations. The Board also reviewed current and pro forma staffing and financial information for the combined organization, along with Deutsche Bank's plans to reduce its expenses through reduction of organizational redundancies and the achievement of synergies and efficiencies. Deutsche Bank represented that although it expects to achieve significant savings over the combined stand-alone expense bases for the Deutsche Asset Management and Scudder organizations, it will be able to spend more than Scudder spent independently, and that Deutsche Bank's expense savings could be achieved without adversely affecting the Fund.

     In submissions to the Board of Directors, Deutsche Bank identified as one of its main goals the maximization of value for the Fund's shareholders and for the shareholders of other funds managed by Scudder through its efforts to deliver superior investment performance, distinctive shareholder service experiences and competitive expense ratios. Deutsche Bank identified as one of the key focuses of the Transaction the creation of a single disciplined, globally integrated investment management organization combining the strengths of the various investment advisory entities that comprise Deutsche Asset Management and Scudder. Those materials also informed the Board that Deutsche Bank intended to streamline and upgrade the combined organization's portfolio management teams, while providing them with improved portfolio analytics and tools, and implementing close management oversight. He said that all investment personnel for the combined organization, with some exceptions for specialized fixed-income and international equity products, will be located in New York. The Board considered that Deutsche Bank proposed a new chief global investment officer and other significant personnel changes for Scudder. The Board also considered that Deutsche Bank intended to change the portfolio managers of the Fund after consummation of the Transaction. The Board considered the experience and track records of identified senior investment personnel that would be part of the combined investment management organization. The Board also considered the proposed structure of the combined trading platform, including the use of brokerage commissions to generate "soft dollars" to pay for research-related services and proposed policies, procedures and practices with respect to trading with Deutsche Bank and its affiliates.

     In connection with its deliberations, the Board obtained certain assurances from Deutsche Bank, including the following:

* Deutsche Bank has provided the Board with such information as is reasonably necessary to evaluate the Subadvisory Agreement.

* Deutsche Bank's acquisition of Scudder enhances its core focus of expanding its global asset management business. With that focus, Deutsche Bank will devote to Scudder and its affairs the attention and resources designed to provide for the Fund top quality investment management services.

* The Transaction is not expected to result in any adverse change in the investment management or operations of the Fund; and Deutsche Bank does not anticipate making any material change in the manner in which investment advisory services are rendered to the Fund which has the potential to have a material adverse effect upon the Fund.

* Deutsche Bank is committed to the continuance, without interruption, of services to the Fund of at least the type and quality currently provided by Scudder and its affiliates, or superior thereto.

* In order to retain and attract key personnel, Deutsche Bank intends to maintain overall compensation and performance incentive policies and practices at market levels or better.

* Deutsche Bank will promptly advise the Board of decisions materially affecting the Deutsche Bank organization as they relate to the Fund. Deutsche Bank has represented to the Board that neither this, nor any of the other above commitments, will be altered by Deutsche Bank without the Board's prior consideration.

Deutsche Bank and Zurich Financial intend to comply with Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive safe harbor for an investment adviser to an investment company or any of its affiliated persons to receive any amount or benefit in connection with a change in control of the investment adviser so long as two conditions are met. First, for a period of three years after the transaction, at least 75% of the board members of the investment company must not be Interested Persons of Scudder. The composition of the Board of the Fund is currently, and will, for so long as necessary to comply with Section 15(f), continue to be, in compliance with this provision of Section 15(f).

To meet the second condition of Section 15(f), no "unfair burden" may be imposed upon the investment company as a result of such transaction or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" is defined in Section 15(f) to include any arrangement during the two-year period after the transaction, whereby the investment advisor, or any interested person of such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its shareholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for such investment company).

The Company is not aware of any express or implied term, condition, arrangement or understanding that would impose an "unfair burden" on the Fund as a result of the Transaction. Deutsche Bank, Zurich Financial and the Company are not aware of any express or implied term, condition, arrangement or understanding that would impose an "unfair burden" on the Fund as a result of the Transaction. Deutsche Bank, Zurich Financial and the Company have agreed that they and their affiliates, will take no action that would have the effect of imposing an "unfair burden" on the Fund in connection with the Transaction. In furtherance thereof, Scudder has undertaken to pay the costs of preparing and distributing these proxy materials to, and of holding the Meetings of, the Fund's shareholders, as well as other fees and expenses in connection with the Transaction, including the fees and expenses of legal counsel and consultants to the Fund and the Independent Directors. In addition, because it is possible that the Board of the Fund may hold a series of special Board meetings following the closing of the Transaction in order to facilitate the integration of the management of the Fund into Deutsche Asset Management, Scudder has undertaken to waive or reimburse the Fund a portion of its management fee payable during the first year following the closing of the Transaction to ensure that the expenses associated with such meetings would not be borne by the Fund. Furthermore, Deutsche Bank has agreed to indemnify the Fund and the Independent Directors from and against any liability and expenses based upon any misstatements and omissions by Deutsche Bank to the Independent Directors in connection with their consideration of the Transaction. Because an unfair burden on the Fund would not occur as a result of the Transaction, compliance with this provision of Section 15(f) will be accomplished

DESCRIPTION OF THE SUBADVISORY AGREEMENT AND CURRENT SUBADVISORY AGREEMENT. Under the Subadvisory Agreement (which is identical to the Current Subadvisory Agreement but for the name of the Subadvisor), the Subadviser furnishes the Adviser with investment advisory services conforming to the investment objective, investment policies and restrictions of the Fund as set forth in the Prospectus and Statement of Additional Information included in the Registration Statement of the Company, as in effect from time to time and in accordance with the Articles of Incorporation and By-Laws of the Company. Subject to the supervision and control of the Adviser, which is in turn subject to the supervision and control of the Directors, the Subadviser in its discretion determines which issuers and securities will be purchased, held, sold or exchanged by the Fund or otherwise represented in the Fund's investment portfolio from time to time and places orders with and gives instructions to brokers, dealers and others for all such transactions and cause such transactions to be executed.

As compensation for its services, the Subadviser receives a monthly fee computed on a daily basis, at an annual rate equal to ..20% of the first $50,000,000, .15% of the next $200,000,000,
..12% of the next $750,000,000, and .10% of all over $1 billion of the current value of the net assets. The fee is paid by the Adviser, not the Fund.

The date on which the Current Subadvisory Agreement was last submitted to a vote of security holders of the Fund was June 30, 2000. The purpose of that submission was the initial approval of the Current Subadvisory Agreement.. The Board last approved the Current Subadvisory Agreement on May 21, 2001.

INFORMATION CONCERNING ADVISER, DISTRIBUTOR AND AFFILIATED COMPANIES. The Adviser, a Ohio corporation, is the successor to the advisory business of Carillon Investments, Inc., the investment adviser for the Company since 1984. The Adviser is a wholly-owned subsidiary of Union Central, a mutual life insurance company organized in 1867 under the laws of Ohio. Subject to the direction and authority of the Board, the Adviser manages the investment and reinvestment of the assets of the Fund and provides administrative services and manages the Company's business affairs. Carillon Investments, Inc., a Ohio corporation that serves as the Funds' principal underwriter, is a wholly owned subsidiary of Union Central. The corporate headquarters of Union Central and Carillon's offices are located at 1876 Waycross Road, Cincinnati, Ohio 45240. The Adviser's offices are located at 312 Elm Street, Suite 2525, Cincinnati, Ohio 45202. The Adviser currently serves as investment adviser of 23 open-end management investment companies having approximate aggregate net assets in excess of $800 million as of December 31, 2001.
The following chart sets forth (as of each fund's last fiscal year end), the fees and other information regarding investment companies advised by Scudder that have similar investment objectives to the Fund:

Fund or Portfolio                              Investment Advisory Fees Paid
Government Securities Portfolio                0.220% to $500 million
(Cash Account Trust)                           0.200% next $500 million
Maximum current income consistent with         0.175% next $1 billion
stability of capital                           0.160% next $1 billion
                                               0.150% over $3 billion*
                                               $1,833,917,431

Government Securities Portfolio                0.220% to $500 million
(Cash Equivalent Fund)                         0.200% next $500 million
Maximum current income consistent with         0.175% next $1 billion
stability of capital                           0.160% next $1 billion
                                               0.150% over $3 billion***
                                               $498,040,269

Government Securities Portfolio                0.150% of net assets
(Investors Cash Trust)                         $487,810,268
Maximum current income consistent with
stability of capital

Money Market Portfolio                         0.220% to $500 million
(Cash Account Trust)                           0.200% next $500 million
Maximum current income consistent with         0.175% next $1 billion
stability of capital                           0.160% next $1 billion
                                               0.150% next $3 billion*
                                               $10,258,067,219

Money Market Portfolio                         0.220% to $500 million
(Cash Equivalent Fund)                         0.200% next $500 million
Maximum current income consistent with         0.175% next $1 billion
stability of capital                           0.160% next $1 billion
                                               0.150% over $3 billion***
                                               $913,512,410

Scudder Cash Reserves Fund                     0.400% to $250 million
Maximum current income to the extent           0.380% next $750 million
consistent with stability of principal         0.350% next $1.5 billion
                                               0.320% next $2.5 billion
                                               0.300% next $2.5 billion
                                               0.280% next $2.5 billion
                                               0.260% next $2.5 billion
                                               0.250% over $12.5 billion
                                               $594,927,445

Scudder Cash Investment Trust                  0.500% to $250 million
To maintain stability of capital, and          0.450% next $250 million
consistent with that, to maintain liquidity    0.400% next $500 million
of capital and to provide current income       0.350% next $500 million
                                               0.335% next $500 million
                                               0.320% over $2 billion
                                               $1,338,276,105

Scudder Money Market Series                    0.250% of net assets
High level of current income as is             $9,294,897,783
consistent with liquidity, preservation of
capital and the fund's investment policies

Scudder U.S. Treasury Money Fund               0.400% to $500 million
Current income consistent with safety,         0.385% next $500 million
liquidity, and stability of capital            0.370% over $1 billion
                                               $383,802,179

Treasury Portfolio (Investors Cash Trust)      0.150% of net assets
Maximum current income consistent with         $88,490,940
stability of capital

Zurich Government Money Fund                   0.500% to $215 million
Maximum current income to the extent           0.375% next $335 million
consistent with stability of principal         0.300% next $250 million
                                               0.250% over $800 million****
                                               $751,421,981

Zurich Money Market Fund                       0.500% to $215 million
Maximum current income to the extent           0.375% next $335 million
consistent with stability of principal         0.300% next $250 million
                                               0.250% over $800 million****
                                               $5,786,712,431

Zurich YieldWise Government Money Fund         0.500% to $215 million
Maximum current income to the extent           0.375% next $335 million
consistent with stability of principal         0.300% next $250 million
                                               0.250% over $800 million
                                               $387,549,405

Zurich YieldWise Money Fund                    0.500% to $215 million
Maximum current income to the extent           0.375% next $335 million
consistent with stability of principal         0.300% next $250 million
                                               0.250% over $800 million
                                               $978,162,130

Investors Florida Municipal Cash Fund          0.220% to $500 million
Maximum current income, that is exempt         0.200% next $500 million
from federal income tax, to the extent         0.175% next $1 billion
consistent with stability of capital           0.160% next $1 billion
                                               0.150% over $3 billion**
                                               $56,982,158

Investors Michigan Municipal Cash Fund         0.220% to $500 million
Maximum current income, that is exempt         0.200% next $500 million
from federal and Michigan income taxes,        0.175% next $1 billion
to the extent consistent with stability        0.160% next $1 billion
of capital                                     0.150% over $3 billion**
                                               $29,349,803

Investors New Jersey Municipal Cash Fund       0.220% to $500 million
Maximum current income, that is exempt         0.200% next $500 million
from federal and New Jersey income taxes,      0.175% next $1 billion
to the extent consistent with stability        0.160% next $1 billion
of capital                                     0.150% over $3 billion**
                                               $77,045,997

Investors Pennsylvania Municipal Cash Fund     0.220% to $500 million
Maximum current income, that is exempt from    0.200% next $500 million
federal and Pennsylvania income taxes, to      0.175% next $1 billion
the extent consistent with stability           0.160% next $1 billion
of capital                                     0.150% over $3 billion**
                                               $24,521,124

Scudder Tax-Free Money Fund                    0.500% to $500 million
Income exempt from regular federal             0.480% over $500 million
income tax and stability of principal          $345,090,771
through investments in municipal
securities

Tax-Exempt California Money Market Fund        0.220% to $500 million
Maximum current income, that is exempt         0.200% next $500 million
from federal and State of California           0.175% next $1 billion
income taxes, to the extent consistent         0.160% next $1 billion
with stability of capital                      0.150% over $3 billion
                                               $512,542,678

Tax-Exempt New York Money Market Fund          0.220% to $500 million
Maximum current income that is exempt from     0.200% next $500 million
federal, New York State and New York City      0.175% next $1 billion
income taxes, to the extent consistent         0.160% next $1 billion
with stability of capital                      0.150% over $3 billion**
                                               $175,481,067

Tax-Exempt Portfolio (Cash Account Trust)      0.220% to $500 million
Maximum current income that is exempt from     0.200% next $500 million
federal income taxes to the extent             0.175% next $1 billion
consistent with stability of capital           0.160% next $1 billion
                                               0.150% over $3 billion*
                                               $957,821,674

Tax-Exempt Portfolio (Cash Equivalent Fund)    0.220% to $500 million
Maximum current income that is exempt from     0.200% next $500 million
federal income taxes to the extent consistent  0.175% next $1 billion
with stability of capital                      0.160% next $1 billion
                                               0.150% over $3 billion
                                               $287,473,181

Zurich Tax-Free Money Fund                     0.500% to $215 million
Maximum current income that is exempt from     0.375% next $335 million
federal income taxes to the extent             0.300% next $250 million
consistent with stability of principal         0.250% over $800 million****
                                               $745,352,528

Zurich YieldWise Municipal Money Fund          0.5005 to $215 million
Maximum current income that is exempt from     0.375% next $335 million
regular federal income taxes to the extent     0.300% next $250 million
consistent with stability of principal         0.250% over $800 million
                                               $440,593,257

*   Payable in the aggregate for each of the Government
Securities Portfolio, Money Market Portfolio, and Tax-Exempt
Portfolio series of Cash Account Trust.

** Payable in the aggregate for each of the Investors Florida Municipal Cash Fund, Investors Michigan Municipal Cash Fund, Investors New Jersey Municipal Cash Fund, Investors Pennsylvania Municipal Cash Fund and Tax-Exempt New York Money Fund series of Investors Municipal Cash Fund.

***  Payable in the aggregate for each of the Government
Securities Portfolio and Money Market Portfolio series of Cash
Equivalent Fund.

**** Payable in the aggregate for each of the Zurich Government
Money Fund, Zurich Money Market Fund and Zurich Tax-Free Money
Fund series of Zurich Money Funds.

     In 2001, the Fund paid the Adviser ____ pursuant to an Administrative Services Agreement adopted November 9, 2001.
These services will continue to be provided.

The principal executive officers and directors of the Adviser and their principal occupations are:

Name and                Position with       Principal Occupation(s)
Address                  the Adviser        During Past Two Years
----------------------------------------------------------------------------
<s>                        <c<              <c>
Steven R. Sutermeister     Director,         Senior Vice President, Union
                           President         Central; Director,
                           and Chief         President and Chief Executive
                           Executive         Officer, Summit Group of Mutual
                           Officer           Funds; Director, Carillon
                                             Investments, Inc.


Gary T. Huffman            Director          Executive Vice President,
                                             Union Central

Dale D. Johnson            Director          Senior Vice President,
                                             Union Central

D. Stephen Cole            Vice President    Vice President, Adviser

Thomas G. Knipper          Treasurer         Controller and Treasurer,
                                             Summit Group of Mutual Funds

John F. Labmeier           Secretary         Vice President, Associate General
                                             Counsel and Assistant Secretary,
                                             Union Central; Vice President and
                                             Secretary, Summit Group of Mutual
                                             Funds and Carillon Investments,
                                             Inc.

John M. Lucas              Assistant         Second Vice President, Counsel
                           Secretary         and Assistant Secretary, Union
                                             Central; prior thereto, Counsel
                                             and Assistant to Secretary, Union
                                             Central

The business address of Messrs. Sutermeister, Cole and Knipper is 312 Elm Street, Cincinnati, Ohio 45202. The business address of
Messrs. Huffman, Johnson, Labmeier and Lucas is 1876 Waycross
Road, Cincinnati, Ohio 45240.

Recommendation of the Board. At a meeting held on March 1, 2002, the Board, including all of the Independent Directors, voted unanimously to approve the Subadvisory Agreement and to recommend to shareholders that they vote "FOR" this proposal.

VOTE REQUIRED. The affirmative vote of a "majority of the outstanding voting securities," as defined in the 1940 Act, of each Fund and Portfolio whose shareholders are eligible to vote on this proposal is required. This means that each proposal must be approved by the lesser of (i) 67% of the shares of the relevant Funds and Portfolios present at a meeting of shareholders if the owners of more than 50% of those shares then outstanding are present in person or by proxy or (ii) more than 50% of the relevant Fund(s) outstanding shares ("1940 Act Majority").

SHAREHOLDER PROPOSALS. THE COMPANY DOES NOT HOLD ANNUAL MEETINGS OF SHAREHOLDERS. SHAREHOLDERS WISHING TO SUBMIT PROPOSALS FOR INCLUSION IN A PROXY STATEMENT AND FORM OF PROXY FOR A SUBSEQUENT SHAREHOLDERS' MEETING SHOULD SEND THEIR WRITTEN PROPOSALS TO THE SECRETARY OF THE COMPANY, 1876 WAYCROSS ROAD, CINCINNATI, OHIO 45240. THE COMPANY HAS NOT RECEIVED ANY SHAREHOLDER PROPOSALS TO BE PRESENTED AT THIS MEETING.

                        OTHER BUSINESS

The Board knows of no other business to be brought before the Meeting. If, however, any other matters properly come before the Meeting, it is the intention that proxies that do not contain specific instructions to the contrary will be voted on such matters in accordance with the judgment of the persons designated in the proxies.

                         By Order of the Board of Directors,



                                John F. Labmeier
                                Secretary
                                Summit Mutual Funds, Inc.
______________, 2002

                                                   PROXY
                              FOR
              SPECIAL MEETING OF SHAREHOLDERS OF
                 SUMMIT MUTUAL FUNDS, INC.

The undersigned hereby appoints Thomas G. Knipper, John F. Labmeier and John M. Lucas, or any of them, to be the attorneys and proxies of the undersigned at a special meeting of shareholders of Summit Mutual Funds, Inc. to be held on Monday, April 8, 2002, at 9:00 a.m., Eastern Time, at the offices of Summit Mutual Funds, Inc. at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202 and at any adjournment thereof, and to represent and cast the votes held on record by the undersigned on Monday, April 8, 2002, upon the proposals below and as set forth in the Notice of Special Meeting and Proxy Statement for such meeting.

     PROPOSAL TO APPROVE A SUB-ADVISORY AGREEMENT BETWEEN
                 DEUTSCH AND THE ADVISER

          [  ] FOR      [  ] AGAINST      [  ] ABSTAIN

     (The Board of Directors recommends a vote FOR)


      In the discretion of the Board of Directors, on such other business which may properly come before the meeting or any adjournment thereof.

This Proxy will be voted, and voted as specified. If no specifications are made, this Proxy will be voted in favor of the proposals in accordance with the Board of Directors recommendation.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SUMMIT MUTUAL FUNDS, INC.

Your signature(s) should be exactly as your name or names appear on this Voting Instruction Form. If the shares are held jointly, each holder should sing. If singing is by an attorney, executor, administrator trustee or guardian, please print your full title below your signature.



Dated:       , 2002
                             -----------------------------------
                                   (Signature of Shareholder)


Dated:       , 2002
                             -----------------------------------
                              (Signature of Joint Owner, if any)


This Proxy may be revoked by the Shareholder (Contract Owner) at any time prior to the Special Meeting.

      PLEASE SIGN AND DATE YOUR PROXY AND RETURN PROMPTLY
                  IN THE ACCOMPANYING ENVELOPE.



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